UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2016

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania	18915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

N/A

Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2016, Dorman Products, Inc. (the “Company”), pursuant to a written notice (the “Renewal Notice”), exercised its option (the “Renewal Option”) to extend the term of its real estate lease between the Company and BREP I (the “Lease”) for the Company’s principle corporate offices located at 3400 East Walnut Street, Colmar, PA. In exercising the Renewal Option, the Company extended the term of the Lease for an additional five (5) year period. The five (5) year renewal term will commence on January 1, 2018 and expire on December 31, 2022, unless terminated in accordance with its terms. All terms and conditions contained in the Lease will continue to apply during the five (5) year renewal term. The approximate amount of rent expected to be paid over the life of the five (5) year renewal term is $8 million. The Renewal Notice is attached hereto as Exhibit 10.1 and incorporated herein by reference.

BREP I is a limited partnership of which Steven Berman, the Company’s Executive Chairman, and his family members are partners.

For additional information regarding the Lease, please see the Company’s Current Report on Form 8-K filed on November 16, 2012 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2015 filed on February 23, 2016.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Renewal Notice, dated November 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: November 14, 2016	By:	/s/ Kevin M. Olsen
	Name:	Kevin M. Olsen
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Renewal Notice, dated November 14, 2016